                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                       [  ]  Confidential, for use of the commission only
                                                            (as  permitted by rule 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12


                           PRINCETON VIDEO IMAGE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         (5)  Total fee paid:

         -----------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         -----------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         (3) Filing Party:

         -----------------------------------------------------------------------

         (4) Date Filed:

         -----------------------------------------------------------------------

                          PRINCETON VIDEO IMAGE, INC.
                                15 PRINCESS ROAD
                            LAWRENCEVILLE, NJ 08648

DEAR SHAREHOLDER:

     You are cordially invited to attend our annual shareholders' meeting on March 30, 2001 at 9:00 AM, at our principal executive offices located at 15 Princess Road, Lawrenceville, New Jersey.

     At the meeting eight people will be elected to the Board of Directors to serve for 2001. The Board of Directors recommends the election of the eight nominees named in the Proxy Statement. In addition, PVI will ask the shareholders to consider and vote upon a proposal to ratify amendments to our Amended 1993 Stock Option Plan to increase the number of shares which may be issued pursuant to options granted under the Plan from 2,160,000 to 5,160,000 shares and to amend the terms of automatic annual option grants to our directors, and a proposal to ratify the selection of PricewaterhouseCoopers, LLP as our independent public accountants. The Board of Directors recommends the approval of these two proposals. The Notice of Meeting and Proxy Statement on the following pages describe, in greater detail, the matters to be presented at the meeting.

     It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

                                          Sincerely,

                                          Brown F Williams
                                          Chairman of the Board

Princeton Video Image, Inc.
15 Princess Road
Lawrenceville, NJ 08648

                          PRINCETON VIDEO IMAGE, INC.
                                15 PRINCESS ROAD
                            LAWRENCEVILLE, NJ 08648

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 30, 2001

     The Annual Meeting of Shareholders of Princeton Video Image, Inc., a New Jersey corporation ("PVI"), will be held at PVI's principal executive offices at 15 Princess Road, Lawrenceville, New Jersey on March 30, 2001 at 9:00 AM, local time, for the following purposes:

     (1) To elect eight (8) directors to serve until next year's annual shareholders' meeting, and until their successors have been elected and qualified;

     (2) To consider and vote upon a proposal to ratify an amendment to our Amended 1993 Stock Option Plan to increase the number of shares which may be issued pursuant to options granted under the Plan from 2,160,000 to 5,160,000 shares and to amend the terms of automatic annual option grants to our directors;

     (3) To ratify the appointment of PricewaterhouseCoopers LLP as PVI's independent public accountants for the fiscal year ending June 30, 2001; and

     (4) To conduct any other business that may properly be raised at the meeting, or any adjournment of the meeting.

     Only shareholders of record on February 2, 2001 may vote at the meeting. A complete list of such shareholders will be open to the examination of any shareholder at PVI's principal executive offices at 15 Princess Road, Lawrenceville, NJ 08648 for a period of 10 days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, IF YOU ARE UNABLE TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE PVI THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES,

EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          Samuel A. McCleery,
                                          Vice President of Business Development
                                          and Assistant Secretary

Lawrenceville, New Jersey
February 2, 2001

       THE COMPANY'S 2000 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                          PRINCETON VIDEO IMAGE, INC.
                                15 PRINCESS ROAD
                            LAWRENCEVILLE, NJ 08648

                                PROXY STATEMENT

     We are furnishing this Proxy Statement in connection with our Annual Meeting of Shareholders, which will be held at 9:00 AM on March 30, 2001. Holders of our common stock, as recorded in our stock register at the close of business on February 2, 2001, may vote at the meeting and any adjournment of the meeting. Each share of common stock is entitled to one vote on any matter presented at the meeting. As of February 2, 2001, there were 10,089,995 shares of common stock outstanding.

     You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

     PVI's Board of Directors is asking for your proxy. Giving us your proxy by properly signing and returning the accompanying proxy card means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals, or abstain from voting. We will vote as you direct.

     If you properly sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates, in favor of amending PVI's Amended 1993 Stock Option Plan, and in favor of the ratification of PricewaterhouseCoopers LLP as our independent public accountants for the year ending June 30, 2001. Furthermore, if any other matters come before the meeting or any adjournment of the meeting, each proxy will be voted in the discretion of the individuals named as proxies on the card.

     You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. However, if you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote. Each such proxy card should be signed and returned to assure that all of your shares are voted.

     You may revoke your proxy any time before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying PVI's Secretary in writing. However, your mere presence at the meeting does not revoke the proxy.

     In order to carry on the business of the meeting, we must have a quorum. This means the holders of at least a majority of our common stock must be represented at the meeting, either by proxy or in person. Votes that are withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     The eight directors receiving the most votes will be elected to fill the seats on the Board. All other actions proposed in this Proxy Statement may be taken upon favorable vote of a majority of the votes cast. Only votes for or against these proposals count. Brokers may submit proxies that do not indicate a vote for a proposal because such brokers do not have discretionary voting authority on the proposal and have not received instructions from their customers on those proposals (i.e., broker non-votes). These broker non-votes are not considered to be shares present for the purpose of calculating the vote on such a proposal and will not affect the outcome of such a proposal. Similarly, abstentions to a proposal are not counted as votes cast in favor of the proposal and, accordingly, will have no effect on the outcome of a vote on such a proposal.

     Any other matters considered at the meeting, including an adjournment, will require the affirmative vote of a majority of shares voting.

     This Proxy Statement, together with the proxy card, is being mailed to you on or about February 5, 2001. In addition, our Annual Report to Shareholders for the year ended June 30, 2000, including financial statements, is being mailed concurrently with this Proxy Statement to all shareholders of record as of February 2, 2001. Furthermore, we have provided brokers, dealers, banks, voting trustees and their nominees, at PVI's expense, with additional copies of the Annual Report so that such record holders may supply such material to beneficial owners.

                             ELECTION OF DIRECTORS

     At the meeting, directors are to be elected to hold office until the 2001 annual shareholders' meeting and until their successors have been elected and qualified. The Board is nominating for election all of the current directors:
Brown F Williams, Dennis P. Wilkinson, Donald P. Garber, Lawrence Lucchino, Jerome J. Pomerance, Enrique F. Senior, Eduardo Sitt and John B. Torkelsen.

     Proxies solicited by the Board will be voted for the election of the nominees named above, unless otherwise specified in the proxy. There are currently eight members of the Board, and all of the persons whose names and biographies appear below are current directors of PVI. In the event any nominee should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board has no reason to believe that the nominees named will be unable to serve if elected. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     The following is the name and age of each nominee:

NAME                                                          AGE
----                                                          ---
Brown F Williams............................................  60
Dennis P. Wilkinson.........................................  52
Donald P. Garber............................................  43
Lawrence Lucchino...........................................  55
Jerome J. Pomerance.........................................  59
Enrique F. Senior...........................................  57
Eduardo Sitt................................................  69
John B. Torkelsen...........................................  55

     The principal occupations and business experience, for at least the past five years, of each nominee are as follows:

     BROWN F WILLIAMS is a co-founder of PVI and its Chairman of the Board. Prior to his election as Chairman of the Board in January 1997, Mr. Williams served PVI as its President and Chief Executive Officer, and he has been a director of PVI since our organization in July 1990. Mr. Williams also served as PVI's Treasurer prior to Mr. Lawrence L. Epstein's election to such office in February 1998. Mr. Williams is a senior executive with more than 25 years experience in the development of high technology products, primarily during his 20 years with RCA Laboratories, Inc. Until 1987, Mr. Williams was Vice President of David Sarnoff Research Center, Inc. with responsibility for both hardware and software contract research business. Between 1987 and 1991, Mr. Williams was active in a number of start-up companies, either as a consultant on behalf of the funding groups or as an executive employee on behalf of the managements of such companies. Mr. Williams has had significant experience in product development, product introduction and licensing in Europe and Japan, as well as in the United States.

     DENNIS P. WILKINSON joined PVI in November 1998 as President and Chief Executive Officer. Mr. Wilkinson was elected to PVI's Board of Directors in December 1998. Prior to joining PVI, Mr. Wilkinson served as Senior Vice President of Marketing and Programming at Primestar, Inc., then the second largest Direct Broadcasting Satellite provider in the United States from May 1995 through September 1998. Before joining Primestar, he was Senior Vice President of Consumer Marketing at Time Warner Entertainment/Home Box Office from 1992 to 1995.

     DONALD P. GARBER has been a director of PVI since December 1999. Mr. Garber has been Commissioner, President and Chief Executive Officer of Major League Soccer since August 1999. Prior to such appointment, Mr. Garber served in various positions with the National Football League over the past fifteen years. Most recently he served as Senior Vice President of NFL International, the NFL's international division, where he was responsible for managing the NFL Europe league, from October 1996 to July 1999. Prior to working with NFL International, Mr. Garber was Vice President of Business Development and Special Events for NFL Properties from 1990 to 1996.

     LAWRENCE LUCCHINO has been a director of PVI since October 1994. Mr. Lucchino enjoys a wide variety of connections with the professional sports industry. In addition to his prior service as a member of the Board of Directors of the Washington Redskins, Mr. Lucchino served as President of the Baltimore Orioles from May 1988 until October 1993. He has been a member of the MLB Operations Committee and currently serves on the Commissioner's Blue Ribbon Task Force on Baseball Economics. Mr. Lucchino has served as President and Chief Executive Officer of the San Diego Padres since December 1994, and has been a partner in the Washington, DC law firm of Williams & Connolly since 1978.

     JEROME J. POMERANCE was elected to PVI's Board of Directors in 1992. He has served as the President of J.J. Pomerance & Co., Inc., a firm providing strategic international business advice for product development and applications, since November 1991. Prior to his founding of that firm, Mr. Pomerance was Chief Operating Officer and Vice-Chairman of Kroll Associates, Inc., a leading corporate investigation, due diligence and crisis management firm. Before joining Kroll in 1983, he was Treasurer, and later President and Chief Executive Officer, of a group of privately held international ophthalmic companies and a director of the Optical Manufacturers Association over a period of 20 years.

     ENRIQUE F. SENIOR has been a director of PVI since October 1994. He is a Managing Director and Executive Vice President of Allen & Company Incorporated since 1973. Mr. Senior is a director of Dick Clark Productions, Inc., Pics Retail Networks, Inc. and Telemundo Group, Inc. He is or has recently served as financial advisor to several corporations including The Coca-Cola Company, General Electric, CapCities/ ABC, Columbia Pictures, QVC Networks and others.

     EDUARDO SITT has been a director of PVI since October 1993. From 1964 until 1993, he was the principal shareholder and Chief Executive Officer of Hilaturas de Michoacon, S.A., a Mexican textile manufacturer. Mr. Sitt is a shareholder and, during the past five years, has served as a director of Grupo Financiero BBV-Probursa, a publicly held financial corporation and parent company of Mexico's fifth largest bank (Banco Bilbao Vizcaya, S.A.), a full service stock brokerage house (Casa de Bolsa BBV-Probursa) and several other financial firms. Mr. Sitt is the President and principal shareholder of, and the individual designated to serve on the Board of Directors of PVI by, Presencia en Medios, S.A. de C.V. ("Presencia"), a principal shareholder of PVI. He is the President of Consejo of Publicidad Virtual, S.A. de C.V., an entity that was originally formed as a joint venture by PVI and Presencia. He also serves as a director of Albatros Textil, a textile manufacturer.

     JOHN B. TORKELSEN has been a director of PVI since 1995. Since April 1999, Mr. Torkelsen has served as President of Princeton Technology Management, LLC, a venture capital management company and President of Equity Valuation Advisors, Inc., an affiliated financial consulting company. He also serves as President of Equity Valuation Advisors, Inc.'s affiliate, PVR Securities, Inc., which was formed in 1987. Mr. Torkelsen is the Manager of the General Partner (Acorn Technology Partners, LLC) of Acorn Technology Fund, L.P., a venture capital fund specializing in early stage, high technology investing. He founded Princeton Venture Research, Inc., an investment, banking, consulting and venture capital firm and served as its President from 1984 to 1999.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for our employees and consultants; an Audit and Finance Committee, which reviews issues relating to financial accounting, reporting compliance and disclosure and matters concerning fund raising and the business and financial performance of the licensees and sublicensees of our technology; an International Oversight Committee, which, subject to supervision and control of the Board of Directors, oversees our international subsidiaries and license relationships and establishes policies and practices governing the commercial use of our products and technology by international licensees; and a Nominating Committee, which nominates candidates for election to the Board of Directors and to serve on committees of the Board. The Nominating Committee does not consider nominees recommended by shareholders. We have adopted a written charter for the Audit and Finance Committee, which is attached to this Proxy Statement as Appendix 1.

     The Compensation Committee consists of Donald P. Garber, Enrique F. Senior, John B. Torkelsen and Dennis P. Wilkinson, who is an ex officio, non-voting member. The Compensation Committee held 7 meetings during the year ended June 30, 2000. The Audit and Finance Committee consists of Jerome J. Pomerance, Eduardo Sitt and John B. Torkelsen. Mr. Torkelsen and Mr. Pomerance are independent (as such term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). Following the meeting, the Board of Directors intends to reconstitute the Audit and Finance Committee so that all of the members are independent or otherwise satisfy the requirements of such listing standards. The Audit and Finance Committee held 2 meetings during the year ended June 30, 2000. The Nominating Committee currently consists of Brown F Williams, Dennis P. Wilkinson, Lawrence Lucchino, and Enrique F. Senior. The Nominating Committee held 1 meeting during the year ended June 30, 2000. There were 6 meetings of the Board of Directors in the fiscal year ended June 30, 2000. With the exception of Donald P. Garber, each director attended at least 75% of all meetings of the Board of Directors and the committee(s) on which he served during the period in which he served as a director or committee member.

COMPENSATION OF DIRECTORS

     Directors do not receive cash compensation for serving on the Board of Directors or any committee of the Board. Subject to ratification by the shareholders at the meeting of the proposed amendments to our Amended 1993 Stock Option Plan, on July 1 of each year, each director receives an automatic grant of an option to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of the grant. The option vests in monthly installments so long as the director continues to serve as a director. During the fiscal year ended June 30, 2000, PVI granted, subject to certain conditions (including, without limitation, conditions relating to vesting), options to purchase 10,000 shares of common stock, to each of the directors. All directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings.

                               EXECUTIVE OFFICERS

     The following table identifies our current executive officers:

                                                                                    IN CURRENT
EXECUTIVE OFFICERS            AGE         CAPACITIES IN WHICH SERVED              POSITIONS SINCE
------------------            ---         --------------------------              ---------------
Brown F Williams............  60    Chairman of the Board                              1997
Dennis P. Wilkinson(1)......  52    President, Chief Executive Officer and             1998
                                      Director
Samuel A. McCleery(2).......  50    Vice President of Business Development           1999(VP),
                                      and Assistant Secretary                  1991(Asst. Secretary)
Lawrence L. Epstein(3)......  46    Vice President, Finance, Chief                     1998
                                      Financial Officer and Treasurer
Paul Slagle(4)..............  50    Vice President of Sales and Marketing              1999
Gene Dwyer(5)...............  53    Vice President and Chief Technology                2000
                                      Officer
Howard J. Kennedy(6)........  51    Vice President of Convergence                      2000

---------------
(1) DENNIS P. WILKINSON was elected President and Chief Executive Officer in November 1998 and was elected to the Board of Directors in December 1998.

(2) SAM MCCLEERY was named our Vice President of Business Development (formerly VP of Sales and Marketing) in October 1999. At the same time, Paul Slagle was named Vice President of Sales and Marketing. Mr. McCleery has been PVI's Assistant Secretary since 1991. From November 1991 through September 1999, Mr. McCleery was PVI's Vice President of Sales and Marketing. Prior to November 1991, Mr. McCleery was President of his own sports marketing and events company with clients that included the Reagan Foundation. From 1981 to 1989, Mr. McCleery served as the director of sports marketing for Prince Manufacturing, the world's largest marketer of tennis racquets. Prior to 1981, Mr. McCleery was a Director of New Business for Le Coq Sportif, a division of Adidas (France).

(3) LAWRENCE L. EPSTEIN has been PVI's Vice President, Finance, Chief Financial Officer and Treasurer since February 1998. Prior to joining us, Mr. Epstein was Chief Financial Officer and Vice President of Finance and Administration for Primestar Partners, L.P., then the nation's second largest Direct Broadcast Satellite provider, where he was responsible for overall financial management as well as strategic and long-range planning. Prior to joining Primestar in March 1993, Mr. Epstein held several senior financial positions with a number of CBS, Inc. units, including the CBS Television Network, CBS News and CBS owned-and-operated stations from 1979 to 1993.

(4) PAUL SLAGLE has been PVI's Vice President of Sales and Marketing since October 1999. Prior to October 1999, Mr. Slagle served as Vice President of Integrated Sales & Marketing for ESPN from July 1994 to October 1999. From August 1991 through June 1994, Mr. Slagle was Director of National Television for Wieden & Kennedy. Prior to 1991, Mr. Slagle has also served as Vice President of Special Events for Streff-Buchanan Communications.

(5) GENE DWYER has been our Vice President and Chief Technology Officer since January 2000. From November 1997 through December 1999, Mr. Dwyer was our Director of Research, responsible for the algorithm architecture of the L-VIS(TM) System. Prior to joining PVI, Mr. Dwyer was the co-owner of Silhoutte Technology since 1986. Silhoutte Technology provided image processing and enhancement software for the U.S. Department of Defense.

(6) HOWARD J. KENNEDY has been PVI's Vice President of Convergence since January 2000. From March 1995 through December 1999, Mr. Kennedy was PVI's Director-Principal Scientist, responsible for the technical development, evaluation and direction of new software and Internet products. Prior to joining us, Mr. Kennedy worked at Intel Corporation from October 1988 where he was Architect and Principal Engineer in the Multimedia Systems Technology Group.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended June 30, 2000, 1999 and 1998 of our chief executive officer and certain other highly compensated executive officers who were serving as executive officers at June 30, 2000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                    COMPENSATION
                                         ANNUAL COMPENSATION    SECURITIES UNDERLYING
                                         -------------------           OPTIONS            ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY      BONUS      (NUMBER OF SHARES)      COMPENSATION
---------------------------      ----    --------    -------    ---------------------    ------------
Brown F Williams...............  2000    $250,000         --           120,000                   --
  Chairman of the Board          1999     229,167    $25,000                --                   --
                                 1998     225,000         --            20,000             $261,250(1)
Dennis P. Wilkinson............  2000    $290,737    $12,500           120,000                   --
  President and Chief            1999     161,474     25,000           400,000                   --
  Executive Officer              1998          --         --                --                   --
Lawrence L. Epstein............  2000    $154,167         --            10,000                   --
  Vice President, Finance and    1999     150,000         --                --                   --
  Chief Financial Officer        1998      31,346         --           100,000                   --
Samuel A. McCleery.............  2000    $154,167    $15,000                --                   --
  Vice President of Business     1999     150,000         --                --                   --
  Development                    1998     150,000         --            20,000             $ 99,000(1)
Paul Slagle....................  2000    $123,958    $35,000            65,000                   --
  Vice President of Sales and    1999          --         --                --                   --
  Marketing                      1998          --         --                --                   --

---------------
(1) Reflects a compensation charge recorded by PVI in connection with the exercise of warrants in July 1997.

     The following table sets forth certain information concerning grants of stock options during the fiscal year ended June 30, 2000 to the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 NUMBER OF     PERCENTAGE OF
                                 SECURITIES    TOTAL OPTIONS
                                 UNDERLYING     GRANTED TO      EXERCISE OR                  GRANT DATE
                                  OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION     PRESENT
NAME                              GRANTED       FISCAL 2000      PER SHARE        DATE         VALUE*
----                             ----------    -------------    -----------    ----------    ----------
Brown F Williams...............   100,000          10.60%          $5.94       04/05/2010     $480,124
                                   20,000           2.12%           4.69       09/30/2009       75,818
Dennis P. Wilkinson............   100,000          10.60%           5.94       04/05/2010      480,124
                                   20,000           2.12%           4.69       09/30/2009       75,818
Samuel A. McCleery.............         0             --              --               --           --
Lawrence L. Epstein............    10,000           1.06%           8.00       12/31/2009       64,663
Paul Slagle....................    65,000           6.89%           4.69       09/30/2009      246,407

---------------
* The calculation of the grant date valuation is based on the Black-Scholes method.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information regarding the exercise of options to purchase common stock during the fiscal year ended June 30, 2000 by the Named Officers and unexercised options to purchase common stock held by the Named Officers at June 30, 2000.

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                              SHARES       VALUE        HELD AT JUNE 30, 2000       HELD AT JUNE 30, 2000(1)
                           ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
NAME                       EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ------------   --------   -----------   -------------   -----------   -------------
Brown F Williams.........      --           --         187,500        102,500       $ 18,550       $  2,650
Dennis P. Wilkinson......      --           --         223,056        296,944        144,162        115,038
Lawrence L. Epstein......      --           --          79,444         30,556             --             --
Samuel A. McCleery.......      --           --          70,000             --         65,000             --
Paul Slagle..............      --           --          16,250         48,750         17,225         51,675

---------------
(1) Based on the closing price on the Nasdaq National Market on June 30, 2000:
    $5.75.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The persons who served as members of the Compensation Committee of the Board of Directors during the fiscal year ended June 30, 2000 were Enrique F. Senior, John B. Torkelsen, Donald P. Garber (Mr. Garber served from December 7, 1999 to June 30, 2000), Lawrence Lucchino (Mr. Lucchino served from July 1, 1999 to December 6, 1999), and Dennis P. Wilkinson (as an ex-officio, non-voting member). No voting member of the Compensation Committee was an officer, former officer or employee of PVI.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General Policies

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under the Company's Amended 1993 Stock Option Plan and, from time to time, makes awards under the Plan.

     Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs which (1) provide a total compensation package which is intended to be competitive within the industry so as to enable the Company to attract and retain high-caliber executive personnel, and (2) seek to align the financial interests of the Company's employees with those of its stockholders by relying heavily on long-term incentive compensation which is tied to performance.

     The primary components of executive compensation include base salary and long-term equity incentives in the form of stock options. In determining the size of such stock option grants to individual executives, the Committee considers a number of factors, including the following: the level of an executive's job responsibilities; the executive's past performance; the size and frequency of grants by comparable companies; the executive's salary level; the need to provide incentive for the purpose of retaining qualified personnel in light of the Company's current conditions and prospects; the size of any prior grants; and the achievement of designated milestones by the executive. The Committee assigns no specific weight to any of the foregoing, other than achievement of designated milestones by the executive in cases where the executive's employment agreement provides for a grant of a specific size upon achievement of the milestone, when making determinations as to the size of stock option grants.

     Executive officers are also eligible to earn an annual cash incentive award, the amount of which is based upon (1) the position level of the executive officer, and (2) the attainment of specific individual performance objectives. The Committee sets the performance objectives at the beginning of the fiscal year.

     The Chief Executive Officer is responsible for the development of the annual salary plan for executive officers other than himself. The plan is based on industry and peer group comparisons and national surveys and on performance judgments as to the past and expected future contributions of the individuals. To maintain a competitive level of compensation, the Company targets base salary at the upper percentiles of a comparative group composed of other biotechnology companies. Base salary may exceed this level as a result of individual performance. The Committee reviews the annual plan and makes recommendations to the Board of Directors, with any modifications it deems appropriate. The Committee believes it has established executive compensation levels which are competitive with companies in the industry, taking into account individual experience, performance of both the Company and the individual, company size, location and stage of development.

  Compensation of the Chief Executive Officer

     Mr. Wilkinson's compensation was determined on the basis of his expertise and experience, which include approximately 25 years of experience in television and marketing fields. Mr. Wilkinson received a base salary of $290,737, a bonus of $12,500 and options to purchase 120,000 shares of common stock during the year ended June 30, 2000. The Committee believes that Mr. Wilkinson's compensation arrangements reflect the compensation package necessary to retain his services for the Company in light of the Company's current condition and prospects and is commensurate with his expertise and experience as well as with compensation offered by comparable companies.

     Effective January 1, 1994, the Internal Revenue Code does not permit corporations to deduct payment of certain compensation in excess of $1,000,000 to the chief executive officer and the four other most highly paid executive officers. All compensation paid to the Company's executive officers for 2000 will be fully deductible and the Committee anticipates that amounts paid as cash compensation will continue to be fully deductible because the amounts are expected to be less than the $1,000,000 threshold. Under certain circumstances, the executive officers may realize compensation upon the exercise of stock options granted under the Company's stock option plans which would not be deductible by the Company. The Company expects to take such action as is necessary to qualify its stock option plans as "performance-based compensation," which is not subject to the limitation, if and when the Committee determines that the effect of the limitation on deductibility warrants such action.

                                          COMPENSATION COMMITTEE

                                          John B. Torkelsen
                                          Enrique F. Senior
                                          Donald P. Garber

                       AUDIT AND FINANCE COMMITTEE REPORT

     The Audit and Finance Committee serves as PVI's audit committee and is responsible for reviewing issues relating to financial accounting, reporting, compliance and disclosure.

     The Audit and Finance Committee has reviewed PVI's audited financial statements and the related report by PricewaterhouseCoopers LLC, PVI's independent accountants, and has discussed the audited financial statements and report with management and with the independent accountants.

     The Audit and Finance Committee has also discussed with management and the independent accountants the matters required to be discussed by the Codification of Statement of Auditing Standards, AU sec. 380, also known as SAS 61, as currently in effect. The Audit and Finance Committee has received the written disclosure and the letter from the independent accountant required by Independence Standards Board Standard No. 1, as currently in effect, and has discussed with the independent accountants their independence.

     Based on the review and discussions described above, the Audit and Finance Committee recommended to PVI's Board of Directors that the audited financial statements be included in PVI's annual report on Form 10-K for the fiscal year ended June 30, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT AND FINANCE COMMITTEE

                                          Jerome J. Pomerance
                                          Eduardo Sitt
                                          John B. Torkelsen

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The Securities and Exchange Commission requires that we include in this Proxy Statement a line graph presentation comparing cumulative five-year shareholder returns on an as indexed basis with a broad market index and either a nationally recognized industry standard or an index of peer companies that we select. We have chosen the Russell 2000 Index and a peer group ("Peer Group") comprised of the following publicly traded companies: Chyron Corporation, ACTV Inc. and Source Media Inc., which were selected in good faith by PVI based principally on the nature of their business and their customer base. Set forth below is a table comparing the yearly percentage change in the cumulative total shareowner return on PVI's common stock to the cumulative total return of the Russell 2000 and the Peer Group for the period commencing December 17, 1997 and ended June 30, 2000. The graph assumes an investment of $100 in our common stock and in each of the indices and reinvestment of all dividends.

                                                          PVII                    RUSSELL 2000                 PEER GROUP
                                                          ----                    ------------                 ----------
12/17/97                                                 100.00                      100.00                      100.00
6/30/98                                                   63.79                      107.27                      124.38
6/30/99                                                   62.50                      107.33                      183.85
6/30/00                                                   79.31                      121.30                      162.91

     The preceding performance table, the compensation committee report and the audit and finance committee report contained in this Proxy Statement are not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings we have made or may make under those statutes.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

     In January 1997, PVI and Mr. Williams entered into an employment agreement that provides for automatic annual renewal and permits PVI to terminate the agreement upon 90 days' prior notice. However, under this agreement Mr. Williams' term of employment will be automatically extended for a period of three years following a change in control of PVI. Pursuant to the agreement, Mr. Williams' base salary will be $225,000 per year, subject to increases at the discretion of the Board of Directors. Mr. Williams is eligible for an annual bonus based on performance measures determined by the Compensation Committee. Based on the provisions of the agreement, in April 1999 the Board of Directors approved an increase in Mr. Williams base salary to $250,000, effective May 1, 1999, and awarded Mr. Williams a bonus of $25,000. In the event Mr. Williams' employment is terminated by PVI without cause or in the event Mr. Williams terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of two years or the remainder of his current term of employment.

     In November 1998, we entered into a three-year employment agreement with Mr. Wilkinson that provides for automatic renewal for three year periods, and permits PVI to terminate the agreement upon 90 days' prior notice. Pursuant to the employment agreement, Mr. Wilkinson's base salary is $275,000 per year, subject to an increase of $25,000 per year at the discretion of the Board of Directors. In addition, Mr. Wilkinson is eligible to receive a bonus of $25,000 at the end of each year based on performance measures determined by the Board of Directors. Based on the provisions of the agreement, in December 1999 the Board of Directors approved an increase in Mr. Wilkinson's base salary to $300,000, effective November 1, 1999, and awarded Mr. Wilkinson a bonus of $12,500. In the event Mr. Wilkinson's employment is terminated by PVI without cause, the agreement provides for a continuation of his then current salary for the balance of the then current term, but in no case less than twelve months.

     In March 1997, PVI and Mr. McCleery entered into an employment agreement that provides for automatic annual renewal and permits PVI to terminate the agreement upon 90 days' prior notice. However, under the agreement Mr. McCleery's term of employment will be automatically extended for a period of three years following a change in control of PVI. Pursuant to this agreement, Mr. McCleery's base salary will be $150,000 per year, subject to increases at the discretion of the Board of Directors. Mr. McCleery is eligible for an annual bonus based on performance measures determined by the Compensation Committee of the Board of Directors. Based on the provisions of the agreement, the Board of Directors approved an increase in Mr. McCleery's base salary to $160,000, effective January 1, 2000. In the event Mr. McCleery's employment is terminated by PVI without cause or in the event Mr. McCleery terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of two years or the remainder of his current term of employment.

     In February 1998, PVI and Mr. Epstein entered into an employment agreement that provides for automatic annual renewal and permits PVI to terminate the agreement upon 90 days' prior notice. Pursuant to the employment agreement, Mr. Epstein's base salary will be $150,000 per year, subject to increases at the discretion of the Board of Directors. Mr. Epstein is eligible for an annual bonus based on performance measures determined by the Compensation Committee of the Board of Directors. Based on the provisions of the agreement, the Board of Directors approved an increase in Mr. Epstein's base salary to $160,000, effective January 1, 2000. In the event Mr. Epstein's employment is terminated by PVI without cause, he is entitled to receive his then current salary for a period of six months. In the event Mr. Epstein terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of six months or the remainder of his current term of employment.

     In October 1999, we entered into an employment agreement with Mr. Slagle that provides for automatic annual renewal and permits PVI to terminate the agreement upon 90 days' prior notice. Pursuant to the employment agreement, Mr. Slagle's base salary will be $175,000 per year, subject to increase at the discretion of the Board of Directors. Mr. Slagle received a signing bonus in the amount of $70,000 which was paid in two installments: $35,000 thirty days after his date of hire and $35,000 in October 2000, the first anniversary of his date of hire. In addition, Mr. Slagle was eligible for and received a bonus of $75,000 in October 2000, upon the satisfactory completion of his first year of employment. Pursuant to the agreement, Mr. Slagle received an option to purchase 65,000 shares of common stock. In the event Mr. Slagle's employment is terminated by PVI without cause, he is entitled to receive his then current salary for a period of three months. In the event Mr. Slagle terminates his employment due to a detrimental change in the nature of scope of his employment or duties, he is entitled to receive his then current salary for a period of three months.

     In addition to provisions in the above-described employment agreements requiring each individual to maintain the confidentiality of PVI's information and assign inventions to us, such executive officers have agreed that during the terms of their employment agreements and for two years thereafter, they will not compete with PVI by engaging in any capacity in any business which is competitive with the business of PVI.

401(K) PLAN

     We have adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering our employees. Pursuant to the 401(k) Plan, employees may elect to defer up to the lesser of: (i) 20% of their annual compensation each year; or (ii) the statutorily prescribed annual limit ($10,500 in 2001), and have the deferred amount contributed to the 401(k) Plan. We will match 50% of an employee's elective deferral contributions with an equivalent amount of our common stock, up to a maximum annual match of 2.5% of the employee's compensation earned while his or her deferral agreement is in effect. Contributions by both PVI and employees to the Plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) Plan. The Trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan that are attributable to participants' elective deferral contributions in designated investment options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2000, except as otherwise set forth below, (i) by each person who is known to us to own beneficially more than 5% of the common stock, and (ii) by each current director and Named Officer, and by all current directors and officers as a group.

                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
NAME OF BENEFICIAL OWNER                                        NUMBER      PERCENT
------------------------                                      ----------    --------
Enrique F. Senior(2)........................................  1,340,971       12.0%
  c/o Allen & Company Incorporated
  711 Fifth Avenue
  New York, NY 10020

Allen & Company Incorporated(3).............................  1,285,972       11.6%
  Allen Holding Inc.
  Herbert A. Allen
  711 Fifth Avenue
  New York, NY 10020

Eduardo Sitt(4).............................................    677,339        6.7%
  c/o Presencia en Medios, S.A. de C.V.
  Paseo de las Palmas
  No. 735, desp 206
  11000 Mexico, DF

Kern Capital Management, LLC(5).............................    656,100        6.5%
  Robert E. Kern, Jr.
  David G. Kern
  114 West 47th Street
  New York, NY 10036

Presencia en Medios, S.A. de C.V.(6)........................    622,340        6.2%
  Paseo de las Palmas
  No. 735, desp 206
  11000 Mexico, DF

Brown F Williams(7).........................................    609,685        5.9%
  c/o Princeton Video Image, Inc.
  15 Princess Road
  Lawrenceville, NJ 08648

Lawrence L. Epstein(8)......................................    103,888        1.0%
  c/o Princeton Video Image, Inc.
  15 Princess Road
  Lawrenceville, NJ 08648

Lawrence Lucchino(9)........................................    134,599        1.3%
  San Diego Padres
  8880 Rio San Diego Drive
  Suite 400
  San Diego, CA 92108

                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
NAME OF BENEFICIAL OWNER                                        NUMBER      PERCENT
------------------------                                      ----------    --------
Samuel A. McCleery(10)......................................    195,200        1.9%
  c/o Princeton Video Image, Inc.
  15 Princess Road
  Lawrenceville, NJ 08648

Jerome J. Pomerance(11).....................................    214,841        2.1%
  c/o J.J. Pomerance & Co.
  730 Third Avenue
  Suite 4602
  New York, NY 10017

John B. Torkelsen(12).......................................    156,784        1.5%
  c/o Acorn Technology Fund, L.P.
  5 Vaughn Drive
  Princeton, NJ 08540

Dennis P. Wilkinson(13).....................................    308,333        3.0%
  c/o Princeton Video Image, Inc.
  15 Princess Road
  Lawrenceville, NJ 08648

Donald P. Garber(14)........................................     14,999          *
  c/o Major League Soccer
  110 East 42nd Street
  10th Floor
  New York, NY 10017

Paul William Slagle(15).....................................     30,694          *
  c/o Princeton Video Image, Inc.
  15 Princess Road
  Lawrenceville, NJ 08648

All directors and executive officers as a group (13
  persons)(16)..............................................  3,924,915       31.5%

---------------
  *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

     Applicable percentage of ownership is based on 10,075,709 shares of common stock outstanding as of December 31, 2000. Outstanding shares of Series A and Series B Preferred Stock are not reflected above because such Preferred Stock has no voting rights and is not convertible.

 (2) Includes 227,746 shares of common stock and 478,226 shares of common stock underlying warrants owned of record by Allen & Company Incorporated ("Allen"), of which Mr. Senior is a Managing Director and Executive Vice President. Also includes 380,000 and 200,000 shares of common stock underlying the Representatives' Warrants received by Allen as partial consideration for services rendered on behalf of PVI with respect to our initial public offering and as a placement agent in connection with our private placement of common stock on October 20, 1999, respectively. See "Certain

     Relationships and Related Transactions." See Note 3 immediately below. By virtue of his positions with Allen, Mr. Senior may, under certain circumstances derive economic benefit from such securities. Includes 54,999 shares of common stock underlying options that were exercisable within 60 days of December 31, 2000. Does not include shares of common stock held by Allen in its capacity as a market maker or shares of common stock held directly by certain officers, directors or employees of Allen.

 (3) Includes 227,746 shares of common stock and 478,226 shares of common stock underlying warrants owned of record by Allen. Also includes 380,000 shares of common stock underlying the Representatives' Warrants received by Allen as partial consideration for services rendered on behalf of PVI with respect to our initial public offering and an additional 200,000 shares of common stock underlying a warrant received by Allen with respect to its services as a placement agent in connection with our private placement of common stock on October 20, 1999. See "Certain Relationships and Related Transactions." Does not include shares of common stock underlying options owned by Enrique F. Senior, a Managing Director and Executive Vice President of Allen and a director of PVI. Does not include shares of common stock held by Allen in its capacity as a market maker or shares of common stock held directly by certain officers, directors or employees of Allen. See Note 2 immediately above. In addition to Allen, Allen Holding Inc., the holder of all of the outstanding stock of Allen, and Herbert A. Allen, the controlling stockholder of Allen Holding Inc., may, consistent with applicable rules, be deemed the beneficial owner of the securities held by Allen.

 (4) Includes 587,408 shares of common stock and 34,932 shares of common stock underlying warrants owned by Presencia, of which Mr. Sitt is President and a principal shareholder. See Note 6 immediately below. Includes 54,999 shares of common stock underlying options that were exercisable within 60 days of December 31, 2000.

 (5) Includes 656,100 shares of common stock held by Kern Capital Management, LLC ("KCM"). Robert E. Kern, Jr. and David Kern are controlling members of KCM and may be deemed the beneficial owner of the securities owned by KCM. Robert E. Kern, Jr., David Kern and KCM expressly deny beneficial ownership of the securities held by KCM.

 (6) Includes 587,408 shares of common stock and 34,932 shares of common stock underlying warrants. Does not include shares of common stock underlying options owned by Eduardo Sitt, the President and a principal shareholder of Presencia and a director of PVI. See Note 4 immediately above.

 (7) Includes 12,401 shares of common stock owned by the Estate of Sandra Williams, as custodian for Bronwyn Williams, Mr. and Mrs. Williams' minor daughter, and 53,266 shares owned by the Estate of Sandra Williams, Mr. Williams' late wife. Also includes 321,241 shares of common stock and 222,777 shares of common stock underlying options that were exercisable within 60 days of December 31, 2000. Does not include 5,000 and 2,200 shares of common stock owned by Mr. Williams' brother and a trust of which Mr. Williams' mother is a beneficiary, respectively. Mr. Williams disclaims beneficial ownership of the shares of common stock that are owned by the Estate of Sandra Williams, individually and as custodian for Bronwyn Williams.

 (8) Includes 103,888 shares of common stock underlying options granted to Mr. Epstein that were exercisable within 60 days of December 31, 2000.

 (9) Includes 80,000 shares of common stock underlying options owned by LL Sports Inc. that were exercisable within 60 days of December 31, 2000. Mr. Lucchino controls LL Sports Inc. Also includes 54,999 shares of common stock underlying options that were exercisable within 60 days of December 31, 2000.

(10) Includes 78,000 shares of common stock, 47,200 shares of common stock underlying warrants and 70,000 shares of common stock underlying options granted to Mr. McCleery that were exercisable within 60 days of December 31, 2000.

(11) Includes 20,000 shares of common stock owned by J.J. Pomerance & Co., Inc. of which Mr. Pomerance is the President. Also includes 129,842 shares of common stock and 64,999 shares of common stock underlying options that were exercisable within 60 days of December 31, 2000.

(12) Includes 7,321 shares of common stock owned by Pamela R. Torkelsen, Mr. Torkelsen's wife. Also includes 6,914 shares of common stock and 48,200 shares of common stock underlying warrants owned by Princeton Valuation Consultants, L.L.C., a company of which Mr. Torkelsen is the sole shareholder. Also includes 39,350 shares of common stock owned by Acorn Technology Fund, L.P., a limited partnership of which Acorn Technology Partners, L.L.C. is the general partner. Mr. Torkelsen is the Manager of Acorn Technology Partners. Includes 54,999 shares of common stock underlying options that were exercisable within 60 days of December 31, 2000. Mr. Torkelsen disclaims beneficial ownership of the shares of common stock that are owned by Mrs. Torkelsen.

(13) Includes 308,333 shares of common stock underlying options granted to Mr. Wilkinson that were exercisable within 60 days of December 31, 2000.

(14) Includes 14,999 shares of common stock underlying options granted to Mr. Garber that were exercisable within 60 days of December 31, 2000.

(15) Includes 30,694 shares of common stock underlying options granted to Mr. Slagle that were exercisable within 60 days of December 31, 2000.

(16) Includes 1,188,558 shares of common stock underlying warrants. Includes 1,134,168 shares of common stock underlying options that were exercisable within 60 days of December 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

  Agreements

     John B. Torkelsen, a director of PVI, is the Manager and a member of Acorn Technology Partners, L.L.C., the general partner of Acorn Technology Fund, L.P., which purchased 1.5 units in PVI's October 1997 bridge financing (the "October 1997 Bridge Financing"). Each unit consisted of one promissory note in the principal amount of $100,000 and bearing interest at a rate of 10%, and warrants (the "Bridge Warrants") to purchase 10,000 shares of common stock at an exercise price of $0.01 per share. The purchase price of each unit was $100,000. Following our initial public offering of common stock, we paid the principal and all accrued interest on all of the notes issued in the October 1997 Bridge Financing. In January 1998, Acorn Technology Fund L.P. exercised its Bridge Warrants to purchase 15,000 shares of common stock and has subsequently sold 8,500 of such shares. See "Security Ownership of Certain Beneficial Owners and Management."

     Enrique F. Senior, a director of PVI, is a Managing Director and Executive Vice President of Allen & Company Incorporated ("Allen"), which is a principal shareholder of PVI, has furnished general financial advisory services to us from time to time, and has acted as a representative of the several underwriters in our initial public offering. Except as described herein, no fees have been paid to Allen or to Mr. Senior in connection with such services and there are no arrangements providing for the payment of fees for such services. Pursuant to a placement agent agreement, Allen was paid a fee of $247,000 plus expenses, and received warrants to purchase 28,226 shares of common stock at an exercise price of $19.25 per share, for raising funds for PVI in a financing that closed in February 1996. In May 1998 the exercise price of such warrants was reduced to $8.00 per share. Allen, as a representative of the several underwriters, received underwriting discounts and commissions in the aggregate amount of $1,306,666.67, as well as warrants initially exercisable for 380,000 shares of common stock at an exercise price of $8.40 per share, for services rendered on behalf of PVI relating to our initial public offering of common stock in December 1997. See "Security Ownership of Certain Beneficial Owners and Management." Allen may serve as a market maker for the common stock.

     On October 20, 1999 we issued 1,592,727 shares of common stock to investors at $5.50 per share in connection with a private placement. Allen acted as the placement agent for the private placement and received a commission of $438,000 and a warrant to purchase 200,000 shares of common stock at an exercise price of $6.60 at any time on or before October 21, 2006. See "Registration Rights" below. On June 14, 2000, Allen and PVI entered into an agreement, which was revised in December 2000, pursuant to which Allen acted as our exclusive financial advisor in connection with certain transactions. No such transactions have been consummated and no amounts were paid to Allen pursuant to the agreement.

     We have granted registration rights with respect to the 380,000 shares of common stock underlying the warrant granted to Allen. Subject to certain conditions and limitations, the registration rights granted to Allen give it the right to require PVI to register all or any portion of the common stock issuable upon the exercise of its warrant that is not transferable in a three-month period pursuant to Rule 144 in connection with any registration by PVI of its securities on certain registration statements under the Securities Act. These shares were registered at the time of PVI's initial public offering. We have also granted registration rights with respect to the 200,000 shares of common stock issuable upon the exercise of the warrant granted to Allen in connection with our private placement of common stock on October 20, 1999. Subject to certain conditions and limitations, these registration rights give Allen the one-time right, commencing October 20, 2000, to require PVI to register not less than 50% of such shares held by Allen at such time. The registration rights also require PVI to register such shares at Allen's request, in the event we intend to file a registration statement for our own account or on behalf of selling shareholders. All of the registration rights described herein are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. PVI is required to bear the expenses of all such registrations, except for the underwriting discounts and commissions relating to the sale of the shares of common stock held by such investors.

     In 1993, PVI entered into a 50/50 joint venture with Presencia en Medios, S.A. de C.V. ("Presencia"), a principal shareholder of PVI, pursuant to which the parties formed Publicidad Virtual, S.A. de C.V., a Mexican limited liability company ("Publicidad"), which was granted an exclusive, royalty-free license to use, market and sub-license our L-VIS System throughout Mexico, Central and South America and the Spanish-speaking markets in the Caribbean basin. Eduardo Sitt is the President and a principal shareholder of Presencia. See "Election of Directors" and "Security Ownership of Certain Beneficial Owners and Management."

     Presencia was granted warrants to purchase 24,000 shares of common stock at an exercise price of $15.00 per share in March 1996, in consideration of Presencia's expenses incurred by Presencia in connection with Publicidad. In May 1998 the exercise price of such warrants was reduced to $8.00 per share. Such warrants expire in March 2001. As of January 1, 1999, we entered into an Amendment Agreement with Publicidad which amended the terms of the license. Pursuant to the amended license, Publicidad will pay us a royalty on annual net revenues as follows: (i) a 17% royalty on net revenues of up to $3,000,000, (ii) a 25% royalty on incremental annual net revenues exceeding $3,000,000 and up to $6,000,000, and (iii) a 20% royalty on incremental annual net revenues exceeding $6,000,000. PVI also entered into a Stock Purchase Agreement, dated as of January 1, 1999, with Presencia and Eduardo Sitt, the President and a principal shareholder of Presencia, and a director of PVI. In accord with the terms and conditions of such Stock Purchase Agreement, we sold our interest in Publicidad to Presencia and Mr. Sitt for an aggregate purchase price of $121,000.

     Presencia purchased three units in the October 1997 Bridge Financing. Following the closing of the October 1997 Bridge Financing, an investor assigned an additional 100,000 Bridge Warrants to Presencia. In January 1998, Presencia purchased 130,000 shares of the common stock of PVI upon the exercise of Bridge Warrants.

     PVI, Presencia, Mr. Sitt, David Sitt, Roberto Sonabend, Presence in Media LLC, Virtual Advertisement LLC, PVI LA, LLC and Princeton Video Image Latin America, LLC have entered into a Reorganization Agreement dated as of December 28, 2000, pursuant to which PVI will acquire Publicidad, in exchange for stock and warrants equal to 21% ownership of PVI on a fully diluted basis. Closing of the transaction is subject to approval of shareholders of PVI and Presencia, the absence of certain material adverse tax, financial or other consequences to either company prior to closing, and other conditions. If the transaction is consummated, Presencia's current 5.8% ownership of PVI's outstanding common stock will be increased to approximately 25.6%. This may be deemed to be a change in control of the company. Presencia will also receive additional compensation for consulting services and incentives based on Publicidad's future performance, and the right to designate a total of three directors on PVI's Board of Directors, increasing the number of board seats from 8 to 10. In turn, PVI will own 100% of Publicidad.

  Exchange Offer

     In August 2000, we offered to exchange shares of our Series A preferred stock and Series B preferred stock for shares of our common stock. In accordance with the terms of the exchange offer, the holders of the Series A preferred stock and the Series B preferred stock that elected to exchange their shares received 1.2494 shares and 1.3296 shares of common stock, respectively, for each share of the applicable series of preferred stock exchanged. In the exchange offer, Presencia en Medios SA de CV, of which Mr. Sitt is the President and a principal shareholder, exchanged 6,041 shares of Series B preferred stock for 8,032 shares of common stock. Princeton Valuation Consultants LLC, of which Mr. Torkelsen is the sole shareholder, exchanged 5,200 shares of Series B preferred stock for 6,914 shares of common stock. Pamela R. Torkelsen, Mr. Torkelsen's wife, exchanged 1,000 shares of Series B preferred stock for 1,329 shares of common stock. Brown F Williams exchanged 700 shares of Series A preferred stock for 874 shares of common stock..

  Indebtedness of Management

     Brown F Williams, Chairman of the Board of the Company, exercised a warrant to purchase 190,000 shares of common stock in July 1997 in exchange for his non-recourse promissory note in the principal amount of $475,000, the aggregate purchase price of the shares of common stock underlying such warrants. Such note bears an annual interest rate of 8.5% and has a term of five years. However, the note will become payable in full when all of the shares issued upon the exercise of such warrants become freely transferable under applicable securities laws. Mr. Williams' obligations under the note are secured by a pledge of such shares, and Mr. Williams is required to assign to PVI any cash or marketable securities received with respect to such shares. In connection with the exercise of the warrant in exchange for a non-recourse note, PVI recorded a compensation charge of $261,250 in the first quarter of Fiscal 1998. As of June 30, 2000 and December 31, 2000, principal and interest in the amount $592,807 and $613,160, respectively, remained outstanding.

     Samuel A. McCleery, Vice President, Business Development of PVI, exercised a warrant to purchase 72,000 shares of common stock in July 1997 in exchange for his non-recourse promissory note in the principal amount of $180,000, the aggregate purchase price of the shares of common stock underlying such warrants. The terms of such note, and of the pledge of such shares that secures Mr. McCleery's obligations under the note, are identical to those of Mr. Williams' note and pledge. In connection with the exercise of the warrant in exchange for a non-recourse note, we recorded a compensation charge of $99,000 in the first quarter of Fiscal 1998. As of June 30, 2000 and December 31, 2000, principal and interest in the amount $224,642 and $232,355, respectively, remained outstanding.

     The total number of shares issued to Brown F Williams and Samuel A. McCleery in exchange for notes payable to PVI which were outstanding as of June 30, 2000 is 262,000 shares of common stock (or 2.7% of the outstanding shares of common stock). Specifically, Mr. Williams received 190,000 shares of common stock in exchange for a note in the amount of $475,000 and Mr. McCleery received 72,000 Shares of common stock in exchange for a note in the amount of$180,000.

     In December 1997, Messrs. Williams and McCleery signed non-recourse promissory notes (the "Tax Notes") in the amounts of $122,920 and $46,580, respectively, as consideration for money received for the express purpose of paying the tax liabilities incurred by each of them in connection with the exercise of their warrants. The obligations under the Tax Notes are secured by pledge agreements pursuant to which each of Messrs. Williams and McCleery pledged their shares of common stock. Each of the Tax Notes bears an annual interest rate of 8.5%. Each of the Tax Notes becomes due and payable upon the earlier of (i) the first anniversary of the date on which all of such officer's pledged shares become freely transferable, and (ii) the date on which such officer sells, assigns or otherwise disposes of, for consideration, any interest in any share of capital stock of PVI. As of June 30, 2000 and December 31, 2000, principal and interest in the amount $149,284 and $154,555, respectively, remained outstanding under Mr. William's Tax Notes. As of June 30, 2000 and December 31, 2000, principal and interest in the amount $56,570 and $58,566, respectively, remained outstanding under Mr. McCleery's Tax Notes.

                          RATIFICATION OF AMENDMENT TO
                     THE AMENDED 1993 STOCK OPTION PLAN TO

  General

     Subject to shareholder ratification, PVI's Board of Directors has approved amendments to the Amended 1993 Stock Option Plan (the "Plan") to increase the number of shares which may be issued pursuant to options granted under the Plan from 2,160,000 to 5,160,000 and to provide for the automatic grant to each of our directors on July 1 of each year of an option to purchase 10,000 shares of our common stock for an exercise price equal to the fair market value of our common stock on the date of the grant. The options will vest, with respect to each director, as to one-twelfth ( 1/12) of the shares on the first day of each month following the date of grant as long as the holder is then serving as a director. Prior to this amendment the Plan provided that each director would receive an automatic grant of an option to purchase 10,000 shares at an exercise price equal to the fair market value of our common stock on the date of the grant at the time of his or her election to the Board of Directors, with the option to vest as to 2,500 shares at each Board meeting attended by the director. The amendment was adopted by our Board of Directors at the suggestion of our independent accountants who have advised us that the amendment will result in more favorable accounting treatment than the previous provision.

     At June 30, 2000, 2,160,000 shares of common stock were authorized for issuance under the Plan, of which options to purchase 2,160,000 shares were outstanding and an additional 255,357 had been granted conditioned upon shareholder ratification of the proposed amendment to increase the number of shares eligible for issuance under the Plan. Following the Board's adoption, subject to shareholder ratification, of the amendment increasing the authorized number of shares available for issuance under the Plan to 5,160,000, options to purchase an additional 632,450 shares have been granted since June 30, 2000. In the event that such amendment is so ratified, the granting of these options, in effect, will be ratified as well. If any option under the Plan expires or is terminated without having been exercised in full, the shares of common stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan. At December 31, 2000 the market value of the common stock underlying the options (including those subject to shareholder ratification) was $1.313 per share based on the closing price.

     The Plan was adopted by the Board of Directors and ratified by the shareholders of PVI in August 1993 and was most recently amended and ratified by the shareholders to increase the number of shares in the Plan in December 1998. Directors, officers, employees and consultants of PVI or any of its subsidiaries are eligible to receive options pursuant to the terms of the Plan. We currently have eight directors, seven officers (two of whom are also directors), approximately 64 employees (including the officers) and five consultants. The Board believes that providing selected persons with an opportunity to invest in PVI will give them additional incentive to increase their efforts on behalf of PVI and will enable us to attract and retain the best available employees, officers, directors and consultants. An increase in the number of shares available under the Plan is necessary to provide sufficient shares to achieve this goal.

     Shareholder approval of the amendment to the Plan is being sought to satisfy Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") which requires shareholder approval of amendment of the Plan in order that options granted under the Plan may qualify as incentive stock options ("ISOs") and thus be entitled to receive special tax treatment under the Code and to satisfy a requirement of the Nasdaq National Market which requires shareholder approval of stock option plans under which directors and officers may receive stock options.

     Options granted under the Plan may be either ISO's as defined in Section 422 of the Code, or non-qualified stock options ("NQSOs"). ISOs may be granted only to our employees, and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Plan: (1) an ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding common stock of PVI, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years, (2) the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year may not exceed $100,000, (3) the exercise price of an ISO must be not less than the fair market value of the stock at the time the option is granted, (4) ISOs may not be sold, pledged or otherwise transferred other than by will or by the laws of descent and distribution, and (5) in the event of termination of an ISO holder's employment with PVI, any ISOs which are then exercisable must be exercised within three months of such termination, at which time they expire (or within twelve months if the termination is the result of death or disability).

     Options that do not meet the above qualifications will be treated as NQSOs.

  Terms of the Plan.

     Administration of the Plan. With respect to grants of options to employees or consultants who are also officers or directors of PVI, the Plan is administered by our Board of Directors, or a committee constituted in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and other applicable law. With respect to grants of options to employees or consultants who are neither directors nor officers of PVI, the Plan is administered by (1) the Board, or (2) a committee designated by the Board.

     The Plan may be administered by multiple administrative bodies. Presently, the Plan is administered by the Board. The Board or a committee designated by the Board, as the case may be, shall, in its capacity as administrator, be hereinafter referred to as the "Administrator."

     Powers of the Administrator. In addition to the functions otherwise discussed in this Proxy Statement, the Administrator shall determine, subject to the terms and conditions of the Plan, (1) the consultants and employees to whom options may be granted, (2) whether and to what extent options are granted, (3) the number of shares covered by an option, (4) the consideration to be paid upon the exercise of an option, and (5) all other terms and conditions of an option.

     Exercise Price. The exercise price of an option is determined by the Board, subject to the applicable provisions of the Code, as discussed above.

     Agreement.  Options will be evidenced by written agreements.

     Term of Option; Vesting. The term of an option will be stated in the option agreement, provided that no option may be exercisable after the expiration of ten years from the date it is granted and no ISO granted to a holder of ten percent of the total voting power of PVI may be exercisable after the expiration of five years from the date it is granted.

     Transferability. Options may not be sold or otherwise transferred other than by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by the optionee.

     Adjustments. Appropriate adjustments will be made in the number of shares of stock covered by the Plan or subject to options granted under the Plan, and in the exercise price per share of such options, in the event that the number of outstanding shares of common stock of PVI is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in our capital structure without consideration.

     In the event of the proposed dissolution or liquidation of PVI, the Board shall notify the optionee at least fifteen days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

     In the event of a merger of PVI with or into another corporation, options shall be assumed or equivalent options shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation does not assume the options or substitute equivalent options, the Board shall provide for optionees to have the right to exercise options as to all underlying stock, including shares as to which the options would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify optionees that the options shall be fully exercisable for a period of fifteen (15) days from the date of notice, and the options will terminate upon the expiration of such period.

     Amendment and Termination of the Plan. Options may be granted under the Plan from time to time until August 2003. The Board may at any time terminate or amend the Plan, provided that (i) no amendment can be made which would impair the rights of any optionee under any grant theretofore made without the consent of the optionee, and (ii) stockholder approval must be obtained for any amendment for which such approval is required by applicable laws or regulations.

  Certain Federal Income Tax Consequences

     The following summary discusses certain of the federal income tax consequences associated with options granted under the Plan. This description of tax consequences is based upon present federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Plan. Accordingly, each optionee should consult with his or her own tax advisor regarding the federal, state and local tax consequences of the grant of an option and any subsequent exercise and whether any action is appropriate.

     Non-Qualified Stock Options. There are no federal income tax consequences associated with the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of PVI's common stock on the date of exercise. Any gain realized on disposition of shares purchased upon exercise of the NQSO will be treated as capital gain for federal income tax purposes.

     Incentive Stock Options. There will be no regular federal income tax liability upon exercise of an ISO. However, the "spread" between the exercise price and the fair market value of PVI's common stock on the date of exercise will be treated as an adjustment to income for federal alternative minimum tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise.

     Any gain realized on disposition of shares purchased upon exercise of an ISO will be treated as long-term capital gain for federal income tax purposes if such shares are held for at least twelve months after the date of the issuance of the shares pursuant to the exercise of the ISO and are disposed of at least two years after the date of grant of the ISO. If the shares are disposed of within twelve months after the date of issuance of the shares or within two years after the date of grant of the ISO, the optionee will recognize compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price of the ISO.

     Compensation Deduction. To the extent compensation income is recognized by an optionee in connection with the exercise of a NQSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, PVI generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

     As of December 31, 2000, PVI had granted options to purchase an aggregate of 3,047,807 shares of common stock (net of cancellations) under the Plan at a weighted average exercise price of $4.869 per share. As of December 31, 2000, options to purchase 1,796,850 shares of common stock were exercisable and options to purchase 16,159 shares of common stock had been exercised under the Plan. This includes options to purchase shares which were granted to officers subject to shareholder ratification of the amendment increasing the number of shares authorized for issuance under the Plan. See "Election of Directors -- Compensation of Directors."

     As of December 31, 2000, the following persons or groups had received options to purchase shares of common stock under the Plan as follows: (i) the President and Chief Executive Officer and the Named Officers: Brown F Williams 300,000 shares; Dennis P. Wilkinson 530,000 shares, Lawrence L. Epstein 145,000 shares, Samuel A. McCleery 105,000 shares, Paul Slagle 100,000 shares; (ii) all current executive officers of the Company as a group: 1,420,000 shares; (iii) all current directors who are not executive officers as a group: 330,000 shares;
(iv) the nominees for director as a group: 1,160,000 shares; and (v) all employees, including all current officers who are not executive officers, as a group: 915,422 shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE AMENDMENTS TO THE COMPANY'S AMENDED 1993 STOCK OPTION PLAN.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Our Board of Directors has, subject to shareholder ratification, retained PricewaterhouseCoopers LLP to serve as our independent public accountants for the fiscal year ending June 30, 2001. PricewaterhouseCoopers LLP also served as our independent public accountants for the fiscal year ended June 30, 2000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

     One or more representatives of PricewaterhouseCoopers LLP is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires PVI's officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file.

     Based solely on our review of the copies of such forms it we have received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, we believe that all our officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended June 30, 2000, except that Mr. Williams inadvertently failed to timely file a report relating to three gift transactions which were later reported on a Form 4.

                            SHAREHOLDERS' PROPOSALS

     Shareholders deciding to submit proposals for inclusion in our Proxy Statement and form of proxy relating to our 2002 annual shareholders' meeting must advise the Chairman of the Board of such proposals in writing by October 7, 2001. In addition, the proxy solicited by the Board of Directors for the 2002 annual shareholders' meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Chairman of the Board receives written notice of such proposal no later than December 21, 2001.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters referred to above and does not intend to bring any other matters before the meeting. However, if other matters should come before the meeting, it is intended that holders of the proxies will vote thereon in their discretion.

     The Board of Directors of PVI is soliciting the accompanying proxy. PVI will bear the entire cost of such solicitation.

     In addition to the use of the mails, directors, officers and other employees of PVI may solicit proxies by personal interview, telephone and telegram. They will not be specially compensated for these services. We have retained the services of American Stock Transfer & Trust Company to assist in the proxy solicitation at a fee estimated to be $15,000. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. PVI will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of PVI is based upon information received from the individual directors and officers.

     THE ANNUAL REPORT TO SHAREHOLDERS OF PVI FOR THE FISCAL YEAR ENDED JUNE 30, 2000, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHAREHOLDERS OF THE COMPANY. THE ANNUAL REPORT TO SHAREHOLDERS DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES. PVI WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL SHAREHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, UPON WRITTEN REQUEST MADE TO THE SECRETARY. PVI WILL PROVIDE COPIES OF EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K FOR A REASONABLE FEE.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          Samuel A. McCleery,
                                          Vice President of Business
                                          Development,
                                          and Assistant Secretary

Lawrenceville, New Jersey
February 2, 2001

                                REVOCABLE PROXY

                           PRINCETON VIDEO IMAGE,INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Brown F. Williams, Samuel
A. McCleery and Lawrence Epstein and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Princeton Video Image, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices at 15 Princess Road, Lawrenceville, New Jersey at 9:00 A.M., local time, on Friday, March 30, 2001, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                          PRINCETON VIDEO IMAGE, INC.

                                 MARCH 30, 2001

                Please Detach and Mail in the Envelope Provided

       Please mark your
A [X]  votes as in this
       example.

                            FOR                  WITHHOLD
                        all nominees             AUTHORITY
                    except as indicated       for all nominees     NOMINEES: Brown F. Williams
1. ELECTION                [   ]                   [   ]                     Dennis P. Wilkinson
   OF                                                                        Donald P. Garber
   DIRECTORS                                                                 Lawrence Lucchino
   (Mark one only)                                                           Jerome J. Pomerance
(INSTRUCTIONS: To withhold authority for any                                 Enrique F. Senior
individual nominees, write that nominee's name                               Eduardo Sitt
in the space provided below.)                                                John B. Torkelsen

----------------------------------------------

                                                             FOR       AGAINST    ABSTAIN
2. Approval of proposal to ratify the amendments            [   ]       [   ]      [   ]
   to the Company's Amended 1993 Stock Option Plan
   to increase the authorized number of shares
   thereunder, and to amend the terms of automatic stock option grants to members of the
   Board of Directors for their service on the Board of Directors.

                                                             FOR       AGAINST    ABSTAIN
3. Approval of proposal to ratify the appointment           [   ]       [   ]      [   ]
   of PricewaterhouseCoopers LLP as the independent
   public accountants of the Company for the fiscal
   year ending June 30, 2001.

4. In their discretion, the proxies are authorized to vote upon other matters as may properly come before the Meeting.

                                                           I will     Will Not
                                                                                Attend
                                                            [   ]       [   ]     the
                                                                                Meeting

                              PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOU PROXY CARD TODAY


Signature of Shareholder ________________________________ Signature of Shareholder _________________________ DATED: _______________
                                                                                        IF HELD JOINTLY

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.
